Exhibit 21.1

SUBSIDIARIES OF ALAMO GROUP INC.

Name	Jurisdiction of Incorporation
Alamo Group (USA) Inc. (1)	Delaware
Alamo Group Europe Limited (1)	United Kingdom
Alamo Group (Canada) Inc. (1)	New Brunswick
Alamo Group Brazil I, Inc. (1)	Delaware
Alamo Group Brazil II, Inc. (1)	Delaware
Alamo Group Municipal Mowing Solutions LLC (2)	Texas
Alamo Group Management Inc. (2)	Texas
Alamo Group Ag Americas LLC (2)	Delaware
Gradall Industries LLC (2)	Delaware
Howard P. Fairfield LLC (2)	Delaware
Morbark, LLC (2)	Michigan
Nite-Hawk Sweepers, LLC (2)	Washington
Old Dominion Brush Company LLC (2)	Delaware
Royal Truck & Equipment, LLC (3)	Pennsylvania
Schulte (USA) LLC (2)	Florida
Schwarze Industries Australia PTY Ltd. (3)	Australia
Schwarze Industries LLC (2)	Alabama
Super Products LLC (2)	Delaware
Tenco Industries Inc. (2)	Delaware
Wausau Equipment Company LLC (2)	Delaware
ALG (HK) Limited (2)	Hong Kong
ALG (Beijing) Trading Co. Ltd. (8)	China
Bomford Turner Limited (4)	United Kingdom
Bomford Turner (1954) Limited. (5)	United Kingdom
McConnel Ltd. (4)	United Kingdom
Spearhead Machinery Ltd. (4)	United Kingdom
Timberwolf Limited (4)	United Kingdom
Alamo Group (FR) SAS (13)	France
Rivard SAS (6)	France
Alamo Group Agriculture France (6)	France
ALSA Alamo Legal Services and Advice (6)	France
Schulte Industries Ltd. (7)	New Brunswick
Tenco Inc. (7)	New Brunswick
Everest Equipment Co. (7)	Nova Scotia
Fieldquip PTY Ltd. (9)	Australia
Santa Izabel Agro Industria Ltda. (10)	Brazil
Alamo Group The Netherlands B.V. (11)	The Netherlands
Alamo Group The Netherlands Holding B.V. (4)	The Netherlands
Alamo Group The Netherlands Giessen B.V. (12)	The Netherlands
Alamo Group The Netherlands Middelburg B.V.. (12)	The Netherlands

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(1)	100% owned by Alamo Group Inc.
(2)	100% owned by Alamo Group (USA) Inc.
(3)	100% owned by Schwarze Industries LLC
(4)	100% owned by Alamo Group (Europe) Limited
(5)	100% owned by Bomford Turner Limited
(6)	100% owned by Alamo Group (FR) SAS
(7)	100% owned by Alamo Group (Canada) Inc.
(8)	100% owned by ALG (HK) Limited
(9)	100% owned by Schwarze Industries Australia PTY Ltd.
(10)	90% owned by Alamo Group Brazil I, Inc. 10% owned by Alamo Group Brazil II, Inc.
(11)	100% owned by Alamo Group The Netherlands Holding B.V.
(12)	100% owned by Alamo Group the Netherlands B.V.
(13)	99.95% owned by Alamo Group (Europe) Limited 00.05% owned by Alamo Group Inc.